UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2021

TAKUNG ART CO., LTD

(Exact name of registrant as specified in its charter)

Delaware	001-38036	26-4731758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1105 Wing On Plaza, 62 Mody Road, Tsim Sha Tsui, Kowloon, Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number: +852 3158 0977

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TKAT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 28, 2021, Takung Art Co., Ltd., a Delaware corporation (the “Company”) and Cultural Objects Provenance Holdings Limited, a British Virgin Islands company with a subsidiary engaged in the operation of an NFT platform related to collectibles (“Cultural Objects”), entered into a securities purchase agreement (the “Agreement”), pursuant to which the Company shall invest in Cultural Objects through paying a purchase price (the “Purchase Price”) that consists of (i) $500,000 in cash and the issuance by the Company to Cultural Objects of 282,000 restricted shares of the common stock of the Company, par value $0.001 per share (the “Common Stock”) in exchange for 54,100 common shares of Cultural Objects, and (ii) subject to the satisfaction of the conditions listed in the Agreement, including, without limitation, (x) the completion by Cultural Objects, to the satisfaction of the Company, of an NFT platform for primary market sales and (y) the launch of a physical exhibition / show with sales of collectibles utilizing Cultural Objects’ authentication technology to the satisfaction of the Company (“(x)” and “(y)” collectively, the “Vesting Conditions”), 290,000 unvested restricted shares of Common Stock (the “Company Make Good Shares”) in exchange for 32,460 unvested common shares of Cultural Objects (“Cultural Objects Make Good Shares”, together with the Company Make Good Shares, the “Make Good Shares”). The Make Good Shares shall bear a contractual legend in addition to the standard legend under the Securities Act of 1933, as amended, which contractual legend shall be removed once the Vesting Conditions are satisfied by Cultural Objects and a notice is properly sent and confirmed by the Company. According to the Agreement, the Company shall prepare and file a proper registration statement with the Securities and Exchange Commission (the “SEC”) to register the resale of the 572,000 shares of Common Stock to be issued pursuant to the Agreement not more than sixty (60) days following the closing, and shall use its reasonable best efforts to cause such registration statement to be declared effective by the SEC not more than ninety (90) days following the closing date (or one hundred fifty (150) days following the closing date in the event that the SEC reviews such registration statement and provides comments with respect thereto. The closing of the Agreement is subject to satisfaction of customary closing conditions.

The foregoing description the Agreement does not purport to be complete and is qualified in its entirety by reference to the full texts of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated May 28, 2021, by and between Takung Art Co., Ltd. and Cultural Objects Provenance Holdings Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Takung Art Co., Ltd

Date: June 1, 2021

/s/ Xiaoyu Zhang
Name: Xiaoyu Zhang
Title: Chairman of Board of Director